EXHIBIT 99.1

VolitionRx Announces Acceptance of Compliance Plan by NYSE American

HENDERSON, Nev., April 23, 2026 /PRNewswire/ -- VolitionRx Limited (NYSE AMERICAN: VNRX) (“Volition” or the “Company”), a multi-national epigenetics company, announced today that on April 22, 2026, the NYSE American LLC (the “NYSE American”) accepted the Company’s plan of compliance for continued listing on the exchange.

As previously reported, on February 6, 2026, the Company received a notice from the NYSE American stating that the Company is not in compliance with the NYSE American continued listing standards set forth in Section 1003(a)(i) of the NYSE American Company Guide (the “Company Guide”) requiring a company to have stockholders’ equity of at least $2.0 million if it has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years, Section 1003(a)(ii) of the Company Guide requiring a company to have stockholders’ equity of at least $4.0 million if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years, and Section 1003(a)(iii) of the Company Guide requiring a company to have stockholders’ equity at least $6.0 million if it has reported losses from continuing operations and/or net losses in its five most recent fiscal years. The notice also indicated that the Company was not currently eligible for any exemption in Section 1003(a) of the Company Guide (including the exemption provided for companies with total value of market capitalization exceeding $50 million among other things).

The Company was required to submit a plan to the NYSE American by March 8, 2026, advising of actions it has taken or will take to regain compliance with the continued listing standards by August 6, 2027. The Company submitted a plan prior to the deadline.

On April 22, 2026, the Company received a notification (the “Acceptance Letter”) from the NYSE American that the Company’s previously submitted plan to regain compliance with the NYSE American’s listing standards (the “Plan”) was accepted. In the Acceptance Letter, the NYSE American granted the Company until August 6, 2027 (the “Plan Period”) to regain compliance with the continued listing standards.

During the Plan Period, the Company will be subject to periodic review by the NYSE American on its progress with the goals and initiatives outlined in the Plan. The Company intends to take all reasonable measures available to regain compliance with Sections 1003(a)(i), (ii) and (iii) of the Company Guide during the Plan Period. If the Company does not regain compliance with the NYSE American listing standards by August 6, 2027, or if the Company does not make sufficient progress consistent with the Plan during the Plan Period, then NYSE American may initiate delisting proceedings.

The Acceptance Letter has no immediate impact on the listing of the Company’s shares of common stock, which will continue to be listed and traded on the NYSE American during the Plan Period, subject to the Company’s compliance with the other listing requirements of the NYSE American. The Acceptance Letter does not affect the Company’s ongoing business operations or its reporting requirements with the Securities and Exchange Commission.

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About Volition

Volition is a multi-national company focused on advancing the science of epigenetics. Volition is dedicated to saving lives and improving outcomes for people and animals with life-altering diseases through earlier detection, as well as disease and treatment monitoring.

Through its subsidiaries, Volition is developing and commercializing simple, easy to use, cost-effective blood tests to help detect and monitor a range of diseases, including some cancers and diseases associated with NETosis, such as sepsis. Early detection and monitoring have the potential not only to prolong the life of patients, but also to improve their quality of life.

Volition’s research and development activities are centered in Belgium, with an innovation laboratory and office in the U.S. and an office in London.

Media Enquiries

Louise Batchelor, Volition mediarelations@volition.com

+44 (0)7557 774620

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as “expects,” “anticipates,” “intends,” “plans,” “aims,” “targets,” “believes,” “seeks,” “estimates,” “optimizing,” “potential,” “goal,” “suggests,” “could,” “would,” “should,” “may,” “will” and similar expressions identify forward-looking statements. These forward-looking statements reflect the current beliefs and expectations of management and include statements regarding the Company’s expectations surrounding regaining compliance with the NYSE American’s continued listing standards, and actions of the Company and/or the NYSE American to be taken with respect to matters discussed in the notice and the Acceptance Letter. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although Volition believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Forward-looking statements are subject to risks and uncertainties that may cause Volition’s actual activities or results to differ materially from those indicated or implied by any forward-looking statement, including, without limitation, due to risks and uncertainties related to the Company’s ability to regain compliance with the listing standards set forth in the Company Guide by August 6, 2027, as well as the risks disclosed in other documents Volition files from time to time with the SEC, including Volition’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. These statements are based on current expectations, estimates and projections about Volition’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.

Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

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